Exhibit 1.1

Execution Version

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

$600,000,000 4.950% Notes due 2031

$400,000,000 5.450% Notes due 2036

TERMS AGREEMENT

Dated: August 4, 2026

To:	ERP Operating Limited Partnership

c/o Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Claudio Moreno

Ladies and Gentlemen:

We (the “Representatives”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $600,000,000 aggregate principal amount of 4.950% Notes due October 1, 2031 (the “2031 Notes”) and $400,000,000 aggregate principal amount of 5.450% Notes due October 1, 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the “Underwriters”) severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

Underwriter	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased
Morgan Stanley & Co. LLC	$90,000,000	$60,000,000
Wells Fargo Securities, LLC	$90,000,000	$60,000,000
BofA Securities, Inc.	$54,000,000	$36,000,000
Goldman Sachs & Co. LLC	$54,000,000	$36,000,000
J.P. Morgan Securities LLC	$54,000,000	$36,000,000
Barclays Capital Inc.	$24,000,000	$16,000,000
Deutsche Bank Securities Inc.	$24,000,000	$16,000,000
RBC Capital Markets, LLC	$24,000,000	$16,000,000
U.S. Bancorp Investments, Inc.	$24,000,000	$16,000,000
Mizuho Securities USA LLC	$24,000,000	$16,000,000
PNC Capital Markets LLC	$24,000,000	$16,000,000
Regions Securities LLC	$24,000,000	$16,000,000
Scotia Capital (USA) Inc.	$24,000,000	$16,000,000
Truist Securities, Inc.	$24,000,000	$16,000,000

BBVA Securities Inc.	$6,000,000	$4,000,000
BMO Capital Markets Corp.	$6,000,000	$4,000,000
BNP Paribas Securities Corp.	$6,000,000	$4,000,000
BNY Mellon Capital Markets, LLC	$6,000,000	$4,000,000
Loop Capital Markets LLC	$6,000,000	$4,000,000
Samuel A. Ramirez & Company, Inc.	$6,000,000	$4,000,000
TD Securities (USA) LLC	$6,000,000	$4,000,000

Total	$600,000,000	$400,000,000

The Underwritten Securities shall have the following terms:

Title:	2031 Notes: 4.950% Notes due October 1, 2031 2036 Notes: 5.450% Notes due October 1, 2036

Principal Amount to be Issued:	2031 Notes: $600,000,000 aggregate principal amount 2036 Notes: $400,000,000 aggregate principal amount

Currency:	U.S. Dollars

Expected Ratings:	A3 by Moody’s Investors Service, Inc. A- by Standard & Poor’s Ratings Services

Form:	Registered book-entry form

Price to Public:	2031 Notes: 99.835% of the principal amount 2036 Notes: 99.916% of the principal amount

Purchase Price:	2031 Notes: 99.235% of the principal amount 2036 Notes: 99.266% of the principal amount

Stated Maturity Date:	2031 Notes: October 1, 2031 2036 Notes: October 1, 2036

Interest Rate:	2031 Notes: 4.950% per annum 2036 Notes: 5.450% per annum

Interest Payment Date:	Interest on the Underwritten Securities will be payable semi-annually in arrears, on April 1 and October 1 of each year, beginning April 1, 2027

Record Dates:	The close of business on the March 15 and September 15 preceding the applicable Interest Payment Date

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Redemption:

2031 Notes: Prior to September 1, 2031 (the date that is one month prior to the maturity date of the 2031 Notes), ERP may redeem the 2031 Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2031 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2031 Notes. On or after September 1, 2031 (the date that is one month prior to the maturity date of the 2031 Notes), ERP may redeem the 2031 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2031 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2031 Notes held by such persons to be redeemed

2036 Notes: Prior to July 1, 2036 (the date that is three months prior to the maturity date of the 2036 Notes), ERP may redeem the 2036 Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2036 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2036 Notes. On or after July 1, 2036 (the date that is three months prior to the maturity date of the 2036 Notes), ERP may redeem the 2036 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2036 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2036 Notes held by such persons to be redeemed

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Reinvestment Rate:

“Reinvestment Rate” means, with respect to the 2031 Notes, 0.10% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as if the maturity date of the 2031 Notes was September 1, 2031, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

“Reinvestment Rate” means, with respect to the 2036 Notes, 0.15% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as if the maturity date of the 2036 Notes was July 1, 2036, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

Sinking Fund Requirements:	None

Listing:	None

Delayed Contracts:	Not authorized

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Restrictive Covenants:	The covenants set forth in the Indenture, dated as of October 1, 1994, between ERP and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago) (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 9, 2004, between ERP and the Trustee, by the Second Supplemental Indenture, dated as of August 23, 2006, between ERP and the Trustee, by the Third Supplemental Indenture, dated as of June 4, 2007, between ERP and the Trustee, by the Fourth Supplemental Indenture, dated as of December 12, 2011, between ERP and the Trustee, and by the Fifth Supplemental Indenture, dated as of February 1, 2016, between ERP and the Trustee (as so amended and as may be further amended and supplemented from time to time, the “Indenture”)

Settlement Date, Time and Place:	Delivery of documents on August 6, 2026, at 10:00 a.m. New York City time at the offices of Proskauer Rose LLP, 1001 Pennsylvania Avenue, N.W., Suite 600 South, Washington, DC 20004; delivery of funds on August 6, 2026, in accordance with DTC procedures for the Underwritten Securities

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” dated

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August 4, 2026 (the “Standard Underwriting Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean 2:55 p.m. New York City time on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as Annex B hereto, (2) the Preliminary Prospectus Supplement dated August 4, 2026, together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Base Prospectus.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between ERP and the several Underwriters, or any of them, with respect to the offer and sale of the Underwritten Securities.

[SIGNATURE PAGE APPEARS NEXT]

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Please accept this offer no later than 6:00 p.m. (New York City time) as of the date first written above, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Yiming Hu
Name: Yiming Hu
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Charles Lowell
Name: Charles Lowell
Title: Vice President

BOFA SECURITIES, INC.

By:	/s/ Kevin King
Name: Kevin King
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

Acting on behalf of themselves and the other named Underwriters

[Signature Page to Terms Agreement]

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By: EQUITY RESIDENTIAL, not individually but as General Partner

By:	/s/ Claudio Moreno
Name: Claudio Moreno
Title: Senior Vice President and Treasurer

[Signature Page to Terms Agreement]

Annex A

ERP Operating Limited Partnership

Debt Securities

Standard Underwriting Provisions

Annex B

Issuer Free Writing Prospectus

Filed pursuant to Rule 433
Registration No. 333-287237-01
August 4, 2026

Issuer Free Writing Prospectus

PRICING TERM SHEET

4.950% Notes due October 1, 2031

Issuer:	ERP Operating Limited Partnership

Security:	4.950% Notes due October 1, 2031

Expected Ratings*:	A3 by Moody’s Investors Service, Inc. A- by Standard & Poor’s Ratings Services

Principal Amount Offered:	$600,000,000

Trade Date:	August 4, 2026

Settlement Date:

August 6, 2026 (T+2)

We expect that delivery of the notes will be made against payment thereof on or about August 6, 2026, which will be the second business day following the pricing of the notes (such settlement cycle referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement.

Maturity Date:	October 1, 2031

Coupon:	4.950%

Interest Payment Dates:	Payable semiannually on April 1 and October 1, commencing April 1, 2027

Price to Public:	99.835%

Benchmark Treasury:	4.375% UST due July 31, 2031

Benchmark Treasury Price and Yield:	100-05 3/4 / 4.334%

Spread to Benchmark Treasury:	+65 basis points

Re-Offer Yield:	4.984%

Make-Whole Call:	Treasury rate plus 10 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after September 1, 2031 (the date that is one month prior to the maturity date of the notes), the redemption price will not include the Make-Whole Amount.

Net Proceeds Before Expenses:	$595,410,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884ABR3 / US26884ABR32

Joint Book-Running Managers:

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Mizuho Securities USA LLC PNC Capital Markets LLC Regions Securities LLC Scotia Capital (USA) Inc. Truist Securities, Inc.

Co-Managers:	BBVA Securities Inc. BMO Capital Markets Corp. BNP Paribas Securities Corp. BNY Mellon Capital Markets, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Morgan Stanley & Co. LLC at 1-866-718-1649, Wells Fargo Securities, LLC at 1-800-645-3751, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, or J.P. Morgan Securities LLC collect at 1-212-834-4533.

PRICING TERM SHEET

5.450% Notes due October 1, 2036

Issuer:	ERP Operating Limited Partnership

Security:	5.450% Notes due October 1, 2036

Expected Ratings*:	A3 by Moody’s Investors Service, Inc. A- by Standard & Poor’s Ratings Services

Principal Amount Offered:	$400,000,000

Trade Date:	August 4, 2026

Settlement Date:

August 6, 2026 (T+2)

We expect that delivery of the notes will be made against payment thereof on or about August 6, 2026, which will be the second business day following the pricing of the notes (such settlement cycle referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement.

Maturity Date:	October 1, 2036

Coupon:	5.450%

Interest Payment Dates:	Payable semiannually on April 1 and October 1, commencing April 1, 2027

Price to Public:	99.916%

Benchmark Treasury:	4.375% UST due May 15, 2036

Benchmark Treasury Price and Yield:	98-00+ / 4.629%

Spread to Benchmark Treasury:	+83 basis points

Re-Offer Yield:	5.459%

Make-Whole Call:	Treasury rate plus 15 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after July 1, 2036 (the date that is three months prior to the maturity date of the notes), the redemption price will not include the Make-Whole Amount.

Net Proceeds Before Expenses:	$397,064,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884ABS1 / US26884ABS15

Joint Book-Running Managers:

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Mizuho Securities USA LLC PNC Capital Markets LLC Regions Securities LLC Scotia Capital (USA) Inc. Truist Securities, Inc.

Co-Managers:	BBVA Securities Inc. BMO Capital Markets Corp. BNP Paribas Securities Corp. BNY Mellon Capital Markets, LLC Loop Capital Markets LLC Samuel A. Ramirez & Company, Inc. TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Morgan Stanley & Co. LLC at 1-866-718-1649, Wells Fargo Securities, LLC at 1-800-645-3751, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, or J.P. Morgan Securities LLC collect at 1-212-834-4533.